CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders

Wells Fargo Funds Trust

Asset Allocation Trust

We consent to the use of our report for the Wells Fargo Advantage Asset Allocation Fund, one of the funds constituting the Wells Fargo Funds Trust, dated November 29, 2010, incorporated herein by reference and to the reference to our firm under the caption “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” in the Statement of Additional Information.

We also consent to the use of our report for the Asset Allocation Trust, dated November 29, 2010, incorporated herein by reference.

/s/ KPMG LLP

Boston, Massachusetts

January 24, 2011